Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Majesco Entertainment Company
We hereby consent to the incorporation by reference of our report dated January 29, 2009 included in this Form 10-K on the consolidated financial statements of Majesco Entertainment Company as of October 31, 2008 and for the year then ended, into the Company’s previously filed registration statements on Form S-8 (No. 333-120143), and Forms S-3 (333-122519; 333-115822; 333-121640; 333-120103; 333-135463; and 333-146253).
MCGLADREY AND PULLEN, LLP
New York, New York
January 29, 2009